UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2025

INVO FERTILITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5582 Broadcast Court

Sarasota, FL 34240

(Address of principal executive offices, including zip code)

(978) 878-9505

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	IVF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Financial Officer

Effective December 30, 2025, the board of directors (the “Board”) of INVO Fertility, Inc. (the “Company”) appointed Terah Krigsvold as the Company’s chief financial officer. Pursuant to that certain amended and restated employment agreement by and between the Company and Ms. Krigsvold (the “Krigsvold Amended and Restated Employment Agreement”), the Company has agreed to pay Ms. Krigsvold an annual salary of $250,000. Ms. Krigsvold is also eligible to earn bonus compensation of up to 50% of the base salary as determined by the Board and based on performance milestones. In addition to her base salary and performance bonus, Ms. Krigsvold is eligible to receive grants under the Company’s 2019 Stock Incentive Plan (the “Plan”).

Terah Krigsvold, 43, has served as the Company’s controller since December 3, 2020. Ms. Krigsvold has 9 years’ experience in different finance and accounting roles. Ms. Krigsvold previously worked as a controller at Eastside Distilling (ticker: EAST), and a revenue accountant at Oregon Liquor Control Commission. Ms. Krigsvold earned a BS (2014) and MS (2016) in Accounting from Western Governors University.

The foregoing summaries of the Krigsvold Amended and Restated Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Krigsvold Amended and Restated Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Chief Business Officer

Effective December 30, 2025, the Board accepted the resignation of Andrea Goren as the Company’s chief financial officer and appointment him as chief business officer. Mr. Goren’s resignation as chief financial officer is not because of any disagreements with the Company on matters relating to its operations, policies and practices. Pursuant to that certain amendment to Mr. Goren’s employment agreement (the “Goren Amendment”), Mr. Goren’s employment was amended to reflect the change in role and a base salary of $250,000. Mr. Goren is also eligible to earn bonus compensation of up to 50% of the base salary as determined by the Board and based on performance milestones. In addition to his base salary and performance bonus, Mr. Goren is eligible to receive grants under the Plan.

Andrea Goren, 58, has served as the Company’s chief financial officer since June 14, 2021, and has been advising the Company’s chief executive officer on financial, legal and strategic matters since June 2020. In his 30+ year career, Mr. Goren has accumulated experience in numerous financial functions, including service as a public company CFO, company director, capital raising activities as well as mergers and acquisition experience. Mr. Goren has served as managing director and CFO of Phoenix Group, a New York City-based private equity firm specializing in micro-cap and nano-cap public companies. In that capacity, Mr. Goren served from 2011 to 2021 as CFO of iSign Solutions Inc., an electronic signature software company, and on the board of Xplore Technologies Corp. (ticker: XPLR), a leading provider of rugged Tablet PCs that was acquired by Zebra Technologies in 2018. He served as vice president of Shamrock Group, the Roy Disney family private investment firm in London; and was a director at New York City-based Madison Capital Group, a corporate advisory firm focused on U.S. / European Union cross border transactions. Mr. Goren holds a Bachelor of Arts degree from Connecticut College in New London, Connecticut, and an MBA from the Columbia Business School in New York City.

The foregoing summary of the Goren Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Goren Amendment, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 8.01 Other Events

On December 30, 2025, the Company issued a press release titled “INVO Fertility Aligns Executive Leadership Structure to Support Growth Strategy”. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Krigsvold Amended and Restated Employment Agreement
10.2	Goren Amendment
99.1	Press release dated December 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2026	INVO FERTILITY, INC.

/s/ Steven Shum
Steven Shum
Chief Executive Officer

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